UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 19, 2004 (Date of earliest event reported)

GLOBAL ENTERTAINMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

NEVADA	0-50643	86-0933274
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Global Entertainment Corporation

4909 E. McDowell, Suite 104

Phoenix, Arizona 85008-4293

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (480) 994-0772

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On March 19, 2004, pursuant to the terms of the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated June 13, 2003, by and among Global Entertainment (the “Company”), Global Entertainment Acquisition Corp. (“Merger Sub”) and Cragar Industries, Inc. (“Cragar”) (as amended December 17, 2003 and January 29, 2004), Merger Sub was merged with and into Cragar, a company that licenses custom automotive wheel designs and related accessories, with Cragar continuing as the surviving corporation and wholly owned subsidiary of the Company (the “Merger”). The Merger occurred following the approval of the Merger Agreement and transactions contemplated therein by the Cragar stockholders at a special meeting of stockholders held on March 19, 2004.

As a result of the Merger, each share of Cragar common stock outstanding was converted into the right to receive 0.2091 shares of Company common stock. Each outstanding option or warrant to acquire shares of Cragar common stock was exchanged for an option or warrant to acquire shares of Company common stock based on the same exchange ratio. A total of 815,400 shares of Company common stock was issued to the former stockholders of Cragar in the Merger and 444,877 shares of Company common stock was issued to the former debtholders of Cragar in exchange for $1,265,500 in principal amount of outstanding Cragar debt. In addition, 160,401 shares of Company common stock may be issued pursuant to the exercise of options and warrants received in exchange for outstanding options and warrants to acquire shares of Cragar common stock. The aggregate consideration paid in the Merger was determined through arms length negotiations between the parties to the Merger.

Upon the consummation of the Merger, Michael L. Hartzmark, the former CEO and director of Cragar, and Mark Schwartz, a former director of Cragar, were appointed as directors of the Company.

The Company common stock, options and warrants issued in connection with the Merger were issued pursuant to an effective registration statement on Form S-4 under the Securities Act of 1933, as amended, first filed with the Securities & Exchange Commission (the “SEC”) on September 26, 2003 and declared effective by the SEC on February 12, 2004 (the “Registration Statement”).

Copies of the Merger Agreement and the amendments thereto are included as exhibits to the Registrant’s Amendment No. 4 to the Registration Statement filed with the SEC on February 12, 2004 and are incorporated herein by reference. A copy of the press release dated March 19, 2004 announcing the completion of the Merger is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired

The financial statements required to be filed in response to this Item 7(a) will be filed by amendment not later than 60 days after the date on which this report is filed.

(b)	Pro Forma Financial Information

The pro forma financial information required to be filed in response to this Item 7(b) will be filed by amendment not later than 60 days after the date on which this report is filed.

(c)	Exhibits

Exhibit No.	Description
99.1	Joint Press Release of Global Entertainment Corporation and Cragar Industries, Inc., dated March 19, 2004.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENTERTAINMENT CORPORATION
(Registrant)

/s/ RICHARD KOZUBACK
Richard Kozuback
President and Chief Executive Officer

Date: March 19, 2004

EXHIBIT INDEX

Exhibit No.	Description
99.1	Joint Press Release of Global Entertainment Corporation and Cragar Industries, Inc., dated March 19, 2004.